EXHIBIT 4.2

                     HARTWICK SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Hartwick Subsequent Transfer Instrument (the "Instrument"), dated January 7, 1997, between The National Collegiate Trust 1996-S2, as issuer (the "Issuer"), and State Street Bank and Trust Company, as Indenture Trustee (the "Indenture Trustee"), and pursuant to the Indenture, dated as of November 1, 1996, between the Issuer and the Indenture Trustee (the "Indenture"), the Issuer hereby agrees to the pledge to the Indenture Trustee, and the Indenture Trustee hereby acknowledges the pledge by the Issuer, of the Hartwick Student Loans listed on the attached of Hartwick Subsequent Loan Schedule (the "Hartwick Subsequent Loans").

                  Capitalized terms used and not defined herein have their respective meanings as set forth in the Indenture.

                  Section 1.        CONVEYANCE OF SUBSEQUENT LOANS.

                  The Issuer hereby grants to the Indenture Trustee, without recourse, in trust and as collateral security, for the exclusive benefit of the Holders of the Bonds (and the Indenture Trustee, to the extent provided in the Indenture) a security interest in and to the Hartwick Subsequent Loans, and all payments made thereon, together with the related Loan Documents. The Issuer, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Indenture Trustee, each item set forth in Section 4.07(c)(i) of the Indenture.


                  Section 2.        CONDITIONS PRECEDENT.

                  The Issuer hereby confirms that each of the conditions set forth in Section 4.07(c)(i) of the Indenture are satisfied as of the date hereof.

                  Section 3.        GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 4.        COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 5.        SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Issuer and the Indenture Trustee and their respective successors and assigns.

                                 THE NATIONAL COLLEGIATE TRUST
                                 1996-S2, as Issuer

                                 By:        Delaware Trust Capital
                                            Management, Inc., not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                 By:    /s/ Richard N. Smith
                                        ---------------------------------
                                 Name:  Richard N. Smith
                                 Title: Vice President




ACKNOWLEDGED BY:

STATE STREET BANK AND TRUST COMPANY,
as Indenture Trustee

By:    /s/James H. Byrnes
       ------------------------------
Name:  James H. Byrnes
Title: Assistant Vice President




ATTACHMENTS

I.       Hartwick Subsequent Loan Schedule
II.      Officer's Certificate

                                  ATTACHMENT I
                        HARTWICK SUBSEQUENT LOAN SCHEDULE

Hartwick College                        GATE LOAN DISBURSEMENT ROSTER

                                            NOTE DATE:       11/05/1996         NATIONAL COLLEGIATE TRUST
Oneonta, NY  13820                      INTEREST RATE:       9.25               7 TUCKERS WHARF
Ellen Miller                        DISBURSEMENT DATE:       12/23/1996         MARBLEHEAD, MA  01945
SCHOOL CODE: 002729                                                             MULTIPLIER:   .5325



----------------------------------------------------------------------------------------------------------
                                                   NOTE       LOAN        DISBURSEMENT
LAST NAME       FIRST NAME     MI        EGD       DATE      AMOUNT            AMT        COSIGNER

----------------------------------------------------------------------------------------------------------

                                     05/31/1998  11/5/96     $ 8,695.00  $ 4,630.09

                                     05/31/1999  11/5/96     $ 1,500.00  $   798.75

                                     05/31/1999  11/5/96     $ 5,600.00  $ 2,982.00

                                     05/31/1999  11/5/96     $ 8,000.00  $ 4,260.00

                                     05/31/1999  11/5/96     $ 6,044.00  $ 3,218.43

                                     05/31/1999  11/5/96     $ 4,000.00  $ 2,130.00

                                     05/31/1999  11/5/96     $ 3,150.00  $ 1,677.37

                                     05/31/1998  11/5/96     $ 8,900.00  $ 4,739.25

                                     05/31/1997  11/5/96     $15,000.00  $ 7,987.50

                                     05/31/1999  11/5/96     $ 2,500.00  $ 1,331.25

                                     05/31/1997  11/5/96     $12,800.00  $ 6,816.00

                                     05/31/1999  11/5/96     $ 3,800.00  $ 2,023.50

                                     05/31/1997  11/5/96     $ 7,750.00  $ 4,126.87

                                     05/31/2000  11/5/96     $ 1,500.00* $   798.75       Disbursed 12/20C


                                     05/31/1998  11/5/96     $ 9,365.00  $ 4,986.86

                                     05/31/1998  11/5/96     $ 7,500.00  $ 3,993.75

                                     05/31/1999  11/5/96     $ 1,743.00  $   928.15






----------------------------------------------------------------------------------------------------------
                                                   NOTE       LOAN        DISBURSEMENT
LAST NAME       FIRST NAME     MI        EGD       DATE      AMOUNT            AMT        COSIGNER

----------------------------------------------------------------------------------------------------------

                                     05/31/1997  11/5/96     $11,270.00  $ 6,001.27

                                     05/31/1999  11/5/96     $ 3,000.00  $ 1,597.50

                                     05/31/1997  11/5/96     $13,145.00  $ 6,999.71

                                     05/31/1998  11/5/96     $ 4,210.00  $ 2,241.82

                                     05/31/1999  11/5/96     $ 3,000.00  $ 1,597.50

                                     05/31/1997  11/5/96     $14,800.00  $ 7,881.00

                                     05/31/1999  11/5/96     $ 3,000.00  $ 1,597.50

                                     05/31/1999  11/5/96     $ 9,430.00  $ 5,021.47

                                     05/31/1998  11/5/96     $ 4,900.00  $ 2,609.25

                                     05/31/1999  11/5/96     $ 3,000.00  $ 1,597.50

                                     05/31/1999  11/5/96     $ 1,750.00  $   931.87

                                     05/31/1998  11/5/96     $ 6,300.00  $ 3,354.75

                                     05/31/1999  11/5/96     $ 2,100.00  $ 1,118.25

                                     05/31/1999  11/5/96     $ 1,200.00  $   639.00

                                     05/31/1998  11/5/96     $10,000.00  $ 5,325.00

                                     05/30/1999  11/5/96     $ 3,000.00  $ 1,597.50

                                     05/31/1998  11/5/96     $ 8,310.00  $ 4,425.07

                                     05/31/1998  11/5/96     $ 7,000.00  $ 3,727.50

                                     05/31/1998  11/5/96     $ 9,555.00  $ 5,088.04

                                     05/31/1997  11/5/96     $10,150.00  $ 5,404.87

                                     05/31/1999  11/5/96     $ 1,600.00  $   798.75







----------------------------------------------------------------------------------------------------------
                                                   NOTE       LOAN        DISBURSEMENT
LAST NAME       FIRST NAME     MI        EGD       DATE      AMOUNT            AMT        COSIGNER

----------------------------------------------------------------------------------------------------------

                                     05/31/1998  11/5/96     $ 5,625.00  $ 2,995.31

                                     05/25/1997  11/5/96     $15,150.00  $ 8,067.37

                                     05/31/1999  11/5/96     $ 1,600.00  $   798.75

                                     05/31/1999  11/5/96     $ 1,500.00  $   798.75

                                     05/31/1999  11/5/96     $ 2,000.00  $ 1,065.00

                                     05/31/1998  11/5/96     $ 9,500.00  $ 5,058.75

                                     05/31/1999  11/5/96     $ 3,400.00  $ 1,810.50

                                     05/31/1999  11/5/96     $ 5,500.00  $ 2,928.75

                                     05/31/1999  11/5/96     $ 3,750.00  $ 1,996.87

                                     05/31/1997  11/5/96     $ 2,700.00  $ 1,437.75

                                     05/31/1999  11/5/96     $ 6,500.00  $ 3,461.25

                                     05/31/1999  11/5/96     $ 4,500.00  $ 2,396.25

----------------------------------------------------------------------------------------------------------
                                                                           TOTAL LOAN AMOUNT:  $300,092.00

                                                                   TOTAL DISBURSEMENT AMOUNT:  $159,798.94

                                                                   TOTAL NUMBER OF BORROWERS:  50

                                                                   TOTAL NUMBER OF COSIGNERS:  1


----------------------------------------------------------------------------------------------------------


                                  ATTACHMENT II
                              OFFICER'S CERTIFICATE


                  I, Richard N. Smith, Vice President of Delaware Capital Management Inc., not in its individual capacity but solely as owner trustee, hereby certify on behalf of The National Collegiate Trust 1996-S2 (the "Issuer"), that, to the best of my knowledge and after due inquiry, as follows:

                  Each condition precedent specified in Section 4.07(c)(i) for the Hartwick Subsequent Loans of the Indenture dated as of November 1, 1996, between the Issuer and State Street Bank and Trust Company, as Indenture Trustee (the "Indenture") and each condition specified in the Hartwick Subsequent Transfer Instrument has been satisfied by the Issuer.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

                  IN WITNESS WHEREOF, I have hereunto signed my name.


Dated: January 7, 1997         THE NATIONAL COLLEGIATE TRUST 1996-S2

                               By: Delaware Trust Capital Management, Inc., not in its individual capacity but solely as Owner Trustee


                               By:    /s/ Richard N. Smith
                                      ----------------------------
                               Name:  Richard N. Smith
                               Title: Vice President



                                        4